Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT (this “Amendment”) is dated as of August 22, 2014 (the “Effective Date”) and is entered into between ACF Industries, LLC (“ACF”), and American Railcar Industries, Inc. (“ARI”).

ACF and ARI are parties to that certain Purchasing and Engineering Services Agreement and License dated as of January 7, 2013 (the “Agreement”). Reference is made to the Agreement for a complete statement of its terms. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them, respectively, in the Agreement.

The parties wish hereby to modify the Agreement as more particularly set forth in this Amendment. Accordingly, for good and valuable consideration (receipt of which is hereby acknowledged), and intending to be legally bound hereby, the parties agree as follows:

1.	Amendment. As of the Effective Date:

(a)
The first WHEREAS clause of the Agreement is deleted and replaced in its entirety with the following clause: “WHEREAS, Manufacturer intends to manufacture and sell different types of tank railcars meeting the Product Specifications (the “Products”);”;

(b)	A reference to “December 31, 2014” in Section 15(b) of the Agreement is deleted and replaced with a reference to “December 31, 2015”; and

(c)	Exhibit C of the Agreement is deleted and replaced in its entirety with a new Exhibit C attached to this Amendment.

2.    Miscellaneous. The Agreement, as modified hereby, contains the complete, entire and exclusive statement of the parties’ understanding with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings between them with respect to such subject matter. All of the terms, conditions, representations and warranties contained in the Agreement, as modified hereby, shall remain in full force and effect and are hereby ratified, confirmed and restated. In the event of any subsequent amendment of the Agreement, the terms and conditions of this Amendment shall remain in effect unless expressly modified by such amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Amendment. This Amendment may be executed and delivered via email with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ACF INDUSTRIES, LLC                    AMERICAN RAILCAR INDUSTRIES, INC.

By:                            By:

Name/Title:                        Name/Title:

Date:                            Date:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Exhibit C - List of Parts to be sold to Manufacturer by ARI

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